UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2020

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

STAAR Surgical Company’s virtual annual meeting of shareholders (the “Annual Meeting”) was held on July 30, 2020. 45,514,570 shares of common stock were outstanding on the record date for the Annual Meeting (June 1, 2020) and entitled to vote at the Annual Meeting.  The voting was as follows:

1.	To elect six directors to serve for terms to expire in 2021 or until their successors have been elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Stephen C. Farrell	36,562,480	2,516,039	3,287,606
Thomas G. Frinzi Gilbert H. Kliman, MD Caren Mason	39,049,667 39,049,070 38,999,107	28,852 29,449 79,412	3,287,606 3,287,606 3,287,606
John C. Moore	38,590,738	487,781	3,287,606
Louis E. Silverman	36,162,289	2,916,230	3,287,606

2.	To amend the Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan.

Number of Shares
For	Against	Abstain	Broker Non-Votes
36,280,969	2,785,607	11,943	3,287,606

3.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending January 1, 2021.

Number of Shares
For	Against	Abstain
41,932,238	433,181	706

4.	To hold an advisory vote to approve STAAR’s compensation of its named executive officers.

Number of Shares
For	Against	Abstain	Broker Non-Votes
37,594,711	1,156,063	327,745	3,287,606

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

July 31, 2020	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer